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                                                                    EXHIBIT 23.3

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to out firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-____) and related Prospectus of Amdocs Limited for the registration of 4,495,102 shares of its ordinary shares and to the incorporation by reference therein of our report dated October 15, 1999, related to the consolidated financial statements of Solect Technology Group Inc. included in Amendment No. 1 to the Report of Foreign Private Issuer on Form 6-K/A of Amdocs Limited filed with the Securities Exchange Commission on June 8, 2000.


Toronto, Canada                                            Ernst & Young LLP
August 31, 2000                                        Chartered Accountants